UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
May 27, 2020 (May 20, 2020)
Date of Report (Date of earliest event reported)

THE RUBICON PROJECT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36384	20-8881738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12181 Bluff Creek Drive, 4th Floor
Los Angeles, CA 90094
(Address of principal executive offices, including zip code)
(310) 207-0272
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RUBI	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 20, 2020, Blima Tuller tendered her resignation as Chief Accounting Officer of The Rubicon Project, Inc. (the “Company”). Ms. Tuller’s resignation will be effective as of June 1, 2020. Ms. Tuller will remain employed by the Company to support the transition of accounting and financial reporting responsibilities though August 15, 2020.
On May 20, 2020, the Company appointed Shawna Hughes as interim Chief Accounting Officer of the Company, effective as of June 1, 2020.
Ms. Hughes, age 42, joined the Company in December 2015. From July 2018 through the closing of the Company’s merger with Telaria, Inc., she served as Head of Global Human Resources and, following the merger, she has served as Integration Lead of the Company. From 2015 to 2018, she served as Vice President of People Operations. Prior to joining the Company, from June 2007 to November 2015, Ms. Hughes served in the roles of Senior Director of International Accounting (International Controller), Senior Director of  Revenue and Financial Systems, and Director of Diversity and Inclusion at Concur Technologies, Inc. Prior to that, Ms. Hughes served as a Support Manager at Microsoft. Ms. Hughes Ms. Hughes holds a Bachelor of Science in International Business from George Fox University and a Master of Accounting from the University of Notre Dame and is a Certified Public Accountant.  Ms. Hughes has no family relationship with any director or executive officer of the Company. Ms. Hughes has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE
        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RUBICON PROJECT, INC.

Date:	May 27, 2020	By:	/s/ Aaron Saltz
Aaron Saltz
General Counsel and Corporate Secretary